UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

KKR Credit Opportunities Portfolio

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Good morning,

This is a reminder about the proxy notification sent to your clients on June 27 that invested in KKR Credit Opportunities Portfolio (KCOP). The proxy seeks approval for changes to the Funds repurchase policy and investment management agreement as the Fund shifts toward Asset-Based Finance (ABF) investments. The virtual shareholder meeting is scheduled for August 25, 2025.

Your client’s vote is very important to us, and we kindly ask that you please encourage your client to vote, regardless of whether they plan to attend the meeting. THE BOARD OF TRUSTEES RECOMMENDS SHAREHOLDERS VOTE “FOR” THE PROPOSAL

Investors can vote one of the following ways:

1.	Website: www.proxyvote.com (enter control number from proxy card included in the mailed notification)

2.	Automated Phone: Call 1-800-690-6903 (enter control number)

3.	Live Representative: Call Broadridge at 1-844-202-6602 (M-F, 9am-10pm ET)

4.	Mail: Return the signed proxy card in the provided envelope

Note that each investor has a unique control number required for voting. This number cannot be shared with advisors.

For questions, please contact me or the KKR Wealth Investor Relations team at 1-888-920-1959, Option 1.

Thank you,